                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

We consent to the use of our report dated March 14, 1997, with respect to the combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) included in the Current Report on Form 8-K of United States Filter Corporation dated May 12, 1998.

                                          /s/ Ernst & Young LLP

                                          Ernst & Young LLP

Philadelphia, Pennsylvania
May 12, 1998